Exhibit 10.28

APPROVE FIRST AMENDMENT TO THE ACE USA OFFICERS DEFERRED COMPENSATION PLAN

WHEREAS, ACE INA Holdings, Inc., a Delaware corporation (the “Corporation”) maintains the ACE USA Officers Deferred Compensation Plan (the “Plan”), which was restated and amended effective January 1, 2009; and

WHEREAS, the Plan permits participants who choose to defer eligible compensation to receive payments in annual installments of up to ten years; and

WHEREAS, there is interest from participants and a desire on the part of the Plan administration to permit annual installments over a longer period of time, for up to fifteen years.

NOW, THEREFORE, RESOLVED,

1. Plan section 4.1 is amended, replacing the reference to “ten years” with “fifteen years.”